As filed with the Securities and Exchange Commission on October 22, 2007
Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-0873124

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2601 South Bayshore Drive, Suite 900 Miami, Florida	33133

(Address of Principal Executive Offices)	(Zip Code)
Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan

(Full title of the Plan)
Jose A. Segrera
Chief Financial Officer
2601 South Bayshore Drive, Suite 900
Miami, Florida 33133

(Name and Address of Agent For Service)
(305) 856-3200

(Telephone number, including area code, of agent for service)
Copies to:
Jaret L. Davis, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed	Amount
of Securities	To Be	Offering Price	Maximum Aggregate	Of
To Be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock $0.001 par value	3,000,000	$7.66 (2)	$22,980,000 (2)	$705.49

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock (“Common Stock”), par value $0.001 par value per share, of the Registrant, which become issuable under the Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Registrant and which results in an increase in the number of its outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low price of a share of the Registrant’s Common Stock as reported by the NASDAQ Global Market on October 18, 2007.

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 is being filed to register an additional three million (3,000,000) shares of Common Stock of Terremark Worldwide, Inc. (“Terremark”) for offer and sale under the Terremark 2005 Executive Incentive Compensation Plan (the “Plan”). The earlier Registration Statement on Form S-8 filed by Terremark with the Securities and Exchange Commission on April 5, 2006 (File No. 333-132995) relating to the Plan is hereby incorporated by reference in this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 22nd day of October, 2007.

TERREMARK WORLDWIDE, INC.
By:	/s/ Manuel D. Medina
Manuel D. Medina
Chairman, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Manuel D. Medina his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Manuel D. Medina Manuel D. Medina	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 22, 2007

/s/ Guillermo Amore Guillermo Amore	Director	October 22, 2007

/s/ Timothy Elwes Timothy Elwes	Director	October 22, 2007

Signature	Title	Date
/s/ Antonio S. Fernandez Antonio S. Fernandez	Director	October 22, 2007

/s/ Hon. Arthur L. Money Hon. Arthur L. Money	Director	October 22, 2007

/s/ Marvin S. Rosen Marvin S. Rosen	Director	October 22, 2007

/s/ Miguel J. Rosenfeld Miguel J. Rosenfeld	Director	October 22, 2007

/s/ Rodolfo A. Ruiz Rodolfo A. Ruiz	Director	October 22, 2007

/s/ Joseph R. Wright, Jr. Joseph R. Wright, Jr.	Director	October 22, 2007

/s/ José A. Segrera José A. Segrera	Chief Financial Officer (Principal Accounting Officer)	October 22, 2007

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of KPMG LLP with respect to Terremark Worldwide, Inc.

23.2	Consent of KPMG LLP with respect to Data Return, LLC and subsidiaries

23.3	Consent of PricewaterhouseCoopers, LLP

23.4	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained in the signature page to this Registration Statement))

5